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EXHIBIT 99.1

FLEX REPORTS FIRST QUARTER FISCAL 2026 RESULTS
Austin, Texas, July 24, 2025 - Flex (NASDAQ: FLEX) today announced results for its first quarter ended June 27, 2025.
First Quarter Fiscal Year 2026 Highlights:
•Net Sales: $6.6 billion
•GAAP Operating Income: $311 million
•Adjusted Operating Income: $395 million
•GAAP Net Income: $192 million
•Adjusted Net Income: $274 million
•GAAP Earnings Per Share: $0.50
•Adjusted Earnings Per Share: $0.72

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.
"Our first quarter results are a great start to FY26 and a testament to the strength of our strategic focus on high-growth end-markets like data center and power," said Revathi Advaithi, CEO of Flex. "We’ve built and scaled a regionalized footprint and integrated services in a way that continues to transform Flex into a strategic, end-to-end partner. Our improved FY26 guidance reflects both our leadership position and the impact of transformational acquisitions that continue to shape who we are as a company."

Second Quarter Fiscal 2026 Guidance
•Revenue: $6.5 billion to $6.8 billion
•GAAP Operating Income: $322 million to $362 million
•Adjusted Operating Income: $375 million to $415 million
•GAAP EPS: $0.58 to $0.66
•Adjusted EPS: $0.70 to $0.78 which excludes $0.09 for net stock-based compensation expense and $0.03 for net intangible amortization.

Fiscal Year 2026 Guidance Updated
•Revenue: $25.9 billion to $27.1 billion
•GAAP EPS: $2.27 to $2.47
•Adjusted EPS: $2.86 to $3.06 which excludes $0.35 for net stock-based compensation expense, $0.15 for net intangible amortization and $0.09 for net restructuring & other charges

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Webcast and Conference Call
The Flex management team will host a conference call today at 7:30 AM (CT) / 8:30 AM (ET), to review first quarter fiscal 2026 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.
About Flex
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.
Contacts
Investors & Analysts
Michelle Simmons
Senior Vice President, Global Investor Relations and Public Relations
(669) 242-6332
Michelle.Simmons@flex.com

Media & Press
Yvette Lorenz
Director, Executive Communications and Corporate PR
(415) 225-7315
Yvette.Lorenz@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our future financial results and our guidance for future financial performance (including expected revenues, operating income, margins and earnings per share). These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results; the effects that the current and future macroeconomic environment, including inflationary pressures, currency volatility, stagflation, slower economic growth or recession, and high or rising interest rates, could have on our business and demand for our products; geopolitical uncertainties and risks, including impacts from trade conflicts, the termination and renegotiation of international trade agreements and trade policies, a further escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, or the ongoing conflicts between Russia and Ukraine and in the Middle East, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; supply chain disruptions, logistical constraints, manufacturing interruptions or delays, or the failure to accurately forecast customer demand; our dependence on industries that continually produce technologically advanced products with short product life cycles; the impact of fluctuations in the pricing or availability of raw materials and components, labor and energy; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; that the expected revenue and margins from recently launched programs may not be realized; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; the possibility that benefits of our restructuring actions may not materialize as expected; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and adversely affect our operations; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits; hiring and retaining key personnel; that recent changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; litigation and regulatory investigations and proceedings; risks related to the spin-off of Nextracker, and the transactions related thereto, including the qualification of these transactions for their intended tax treatment; the impact and effects on our business, results of operations and financial condition of union disputes or other labor disruptions as well as unforeseen or catastrophic events; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement, misuse or breach of license agreements; physical and operational risks from natural disasters, severe weather events, or climate change; we may be exposed to product liability and product warranty liability; we may be exposed to financially troubled customers or suppliers; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our

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business, including those related to trade policy and tariffs and climate change; our ability to meet sustainability, including environmental, social and governance, expectations or standards or achieve sustainability goals.

Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission. Flex assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	June 27, 2025	June 28, 2024
GAAP:
Net sales	$6,575	$6,314
Cost of sales	5,987	5,827
Restructuring charges	16	16
Gross profit	572	471
Selling, general and administrative expenses	233	213
Restructuring charges	7	9
Intangible amortization	21	16
Operating income	311	233
Interest expense	51	56
Interest income	13	16
Other charges (income), net	7	2
Equity in earnings (losses) of unconsolidated affiliates	(20)	1
Income before income taxes	246	192
Provision for (benefit from) income taxes	54	53
Net income	$192	$139

GAAP EPS
Diluted earnings per share	$0.50	$0.34
Diluted shares used in computing per share amounts	381	411

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)

	Three-Month Periods Ended
	June 27, 2025	June 28, 2024

GAAP operating income	$311	$233
Intangible amortization	21	16
Stock-based compensation expense	34	32
Restructuring charges	23	25
Legal and other	6	—
Non-GAAP operating income	$395	$306

GAAP provision for income taxes	$54	$53
Intangible amortization benefit	5	3
Other tax related adjustments	14	(2)
Non-GAAP provision for income taxes	$73	$54

GAAP net income	$192	$139
Intangible amortization	21	16
Stock-based compensation expense	34	32
Restructuring charges	23	25
Legal and other	6	—
Equity in losses of unconsolidated affiliates	17	—
Adjustments for taxes	(19)	(1)
Non-GAAP net income	$274	$211

Diluted earnings per share:
GAAP	$0.50	$0.34
Non-GAAP	$0.72	$0.51

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of June 27, 2025	As of March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,239	$2,289
Accounts receivable, net of allowance	3,924	3,671
Contract assets	751	616
Inventories	5,208	5,071
Other current assets	1,345	1,194
Total current assets	13,467	12,841

Property and equipment, net	2,329	2,330
Operating lease right-of-use assets, net	686	562
Goodwill	1,369	1,341
Other intangible assets, net	330	343
Other non-current assets	951	964
Total assets	$19,132	$18,381

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$677	$1,209
Accounts payable	5,799	5,147
Accrued payroll and benefits	494	560
Deferred revenue and customer working capital advances	1,876	1,957
Other current liabilities	1,075	977
Total current liabilities	9,921	9,850

Long-term debt, net of current portion	3,004	2,483
Operating lease liabilities, non-current	583	456
Other non-current liabilities	535	590
Total liabilities	14,043	13,379
Total shareholders’ equity	5,089	5,002
Total liabilities and shareholders' equity	$19,132	$18,381

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three-Month Periods Ended
	June 27, 2025	June 28, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$192	$139
Depreciation, amortization and other impairment charges	142	126
Changes in working capital and other, net	65	75
Net cash provided by operating activities	399	340

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(133)	(111)
Proceeds from the disposition of property and equipment	2	3
Acquisition of businesses, net of cash acquired	(41)	2
Other investing activities, net	(7)	24
Net cash used in investing activities	(179)	(82)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	500	—
Payments of bank borrowings, long-term debt and other financing liabilities	(532)	(41)
Payments for repurchases of ordinary shares	(247)	(457)
Other, net	(4)	30
Net cash used in financing activities	(283)	(468)

Effect of exchange rates on cash and cash equivalents	13	(21)
Net change in cash and cash equivalents	(50)	(231)
Cash and cash equivalents, beginning of period	2,289	2,474
Cash and cash equivalents, end of period	$2,239	$2,243

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I and II

(1) To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share units granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and

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therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

During the three month periods ended June 27, 2025 and June 28, 2024, the Company recognized approximately $23 million of restructuring charges and $25 million of restructuring charges, respectively, most of which related to employee severance.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and asset impairment. During the first quarter of fiscal year 2026, the Company accrued for $6 million related to acquisitions costs. No such costs were incurred in the first quarter of fiscal year 2025. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Equity in losses of unconsolidated affiliates consists of various other types of items that are not directly related to ongoing or core business results, such as losses associated with certain non-core investments. The Company excludes these items because they are not related to the Company's ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability. In the first quarter of fiscal year 2026, the Company recognized approximately $17 million equity in losses from a reduced valuation of a certain non-core investment fund. No such event occurred in the first quarter of fiscal year 2025.

Adjustments for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. Effective in fiscal year 2026, the Company adopted an annual normalized tax rate for the purpose of determining the tax effect of non-GAAP adjustments. In estimating the normalized tax rate the Company utilizes a full-year projection of earnings that considers the mix of earnings across tax jurisdictions, existing tax positions and other significant tax matters.

During the three month periods ended June 27, 2025, and June 28, 2024, the Company recognized a $19 million and $1 million net tax benefit, respectively, related to the tax effects of various adjustments that are incorporated into non-GAAP measures on restructuring and other.